Exhibit 10.1



	AGREEMENT Between Newfield Acquisition Corp. (the "Company") and Newfield Capital, Inc. ("Newfield")

    WHEREAS, the Company is a development stage company that has no specific business plan and intends to merge, acquire or otherwise combine with an unidentified company (the "Business Combination");

    WHEREAS, Newfield is the sole shareholder of the Company, and the Company desires that Newfield assist it in locating a suitable target company for a Business Combination.

    NOW THEREFORE, it is agreed:

    1.  ACTIONS BY NEWFIELD. Newfield agrees:

        (a) To assist in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB for the common stock of the Company;

        (b) To assist in the location and review of potential target companies for a business combination and the introduction of potential candidates to the Company;

        (c) To assist in the preparation and filing with the Securities and Exchange Commission of all required filings under the Securities Exchange Act of 1934 until the Company enters into a business combination; and

        (d) The Company may use the business offices of Newfield at 38 Fox Run Road, Monroe, Connecticut 06468 as its office address without any rent payments until the Company enters into a business combination.

    2. PAYMENT OF THE COMPANY EXPENSES. Newfield agrees to pay on behalf of the Company all corporate, organizational and other costs incurred or accrued by the Company until effectiveness of a business combination. Newfield understands and agrees that it will not be reimbursed for any payments made by it on behalf of the Company.

    3. INDEPENDENT CONSULTANT. Newfield is not now, and shall not be, authorized to enter into any agreements, contracts or understandings on behalf of the Company and Newfield is not, and shall not be deemed to be, an agent of the Company.

    4. USE OF OTHER CONSULTANTS. The Company understands and agrees that Newfield intends to work with consultants, brokers, bankers, or others to assist it in locating business entities suitable for a business combination and that Newfield may share with such consultants or others, in its sole discretion, all or any portion of its stock in the Company and may make payments to such consultants from its own resources for their services. The Company shall have no responsibility for all or any portion of such payments.

    5. NEWFIELD EXPENSES. Newfield will bear its own expenses incurred in regard to its actions under this agreement.

    6. ARBITRATION. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Connecticut.

    7. COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

    8. EFFECTIVE DATE. The effective date of this agreement is as of January 2, 2002.

        IN WITNESS WHEREOF, the parties have approved and executed this agreement.


                                          Newfield Acquisition Corp.


                                       By: /s/ Gary G. Huang
                                          ------------------------
                                          Gary. G. Huang, President



                                           Newfield Capital, Inc.


                                        By:  /s/ Gary G. Huang
                                            ------------------------
                                            Gary G. Huang,  President